Bay View
                                   Capital Corporation
                   News Release
                   ------------




                                      NYSE:        BVC
                                      Web Site:    www.bayviewcapital.com
                                      Contact:     Mark E. Lefanowicz
                                                   (650) 294-7730
                                                   Edward H. Sondker
                                                   (650) 312-7373


FOR IMMEDIATE RELEASE


September 29, 2000


         BAY VIEW CAPITAL ANNOUNCES DEFERRAL OF DISTRIBUTIONS ON CAPITAL
                                   SECURITIES


     San Mateo, California - Bay View Capital Corporation (NYSE: BVC) today announced that it has entered into the agreement that it previously announced it was negotiating with the Board of Governors of the Federal Reserve System. In addition to requiring prior approval to pay common stock dividends, the final agreement will also require the Company to obtain prior approval to disburse its dividends associated with its 9.76% Capital Securities (NYSE: BVS).

     Bay View initially believed that the agreement would not affect the dividend on its Capital Securities as long as it met certain published capital, liquidity, and other requirements. The Company has since been advised that the prior approval of the Board of Governors of the Federal Reserve and the Federal Reserve Bank of San Francisco to disburse these dividends will be required despite meeting those requirements.

     The Company has requested approval to disburse the upcoming September 30, 2000 quarterly dividend but does not anticipate receiving the Federal Reserve Board's approval. In such case, pursuant to the terms of the Capital Securities, the Company will defer distributions on the debentures. During this deferral period, distributions to which holders are entitled will continue to accrue at an annual rate of 9.76% of the liquidation amount of $25 per Capital Security, plus accumulated additional distributions at the same rate, compounded quarterly, on any unpaid distributions (to the extent permitted by law). The Company fully intends to continue to seek permission to distribute the dividend at the earliest opportunity.

     Bay View Capital Corporation is a diversified financial services holding company with over $6 billion in assets. Headquartered in San Mateo, California, it is the parent company of Bay View Bank, N.A. and its subsidiaries, Bay View Acceptance Corporation, Bay View Commercial Finance Group, and Bay View Franchise Mortgage Acceptance Company.

                           Forward-Looking Statements


     This press release contains forward-looking statements which describe the Company's future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond the Company's control and which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Factors that might affect forward-looking statements include, among other things:

o    the demand for the Company's products;
o    actions taken by the Company's competitors;
o    tax rate changes, new tax laws and revised tax law interpretations;
o    adverse changes occurring in the securities markets;
o inflation and changes in prevailing interest rates that reduce margins or the fair value of the financial instruments held;
o economic or business conditions, either nationally or in the Company's market areas, that are worse than expected;
o    legislative  or  regulatory  changes that  adversely  affect the  Company's business;
o    the inability to sell or securitize assets;
o    the timing,  impact and other  uncertainties of asset sales or acquisitions
     and  the  Company's   success  or  failure  in  the  integration  of  their
     operations;
o the ability to enter new geographic and product markets successfully and capitalize on growth opportunities;
o    technological changes that are more difficult or expensive than expected;
o increases in delinquencies and defaults by borrowers and other loan delinquencies;
o    increases in the provision for losses on loans and leases;
o    the inability to sustain or improve the performance of subsidiaries;
o the inability to achieve the financial goals in the Company's strategic plans, including any financial goals related to both contemplated and consummated asset sales or acquisitions;
o    the outcome of lawsuits or regulatory disputes;
o    credit and other risks of lending, leasing and investment activities; and
o the inability to use net operating loss carryforwards currently held by the Company.

     As a result of the above, the Company cannot assure that future results of operations or financial condition or any other matters will be consistent with those presented in any forward-looking statements. Accordingly, the Company cautions you not to rely on these forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update these forward-looking statements, which speak only as of the date made.


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